UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 4, 2023

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2023, U.S. Gold Corp. (“U.S. Gold” or the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor in connection with a registered direct offering of 870,000 shares of common stock at a price of $5.75 per share and warrants (the “Warrants”) to purchase 870,000 shares of the Company’s common stock at an exercise price of $6.16 per share (the “Registered Offering”). The Warrants are exercisable six months following issuance and will expire five years from the initial exercise date. The aggregate gross proceeds of the Registered Offering are approximately $5.0 million. The closing of the Registered Offering occurred on April 10, 2023.

On April 4, 2023, U.S. Gold agreed to amend, effective as of the closing of the Registered Offering, certain existing warrants to purchase up to 625,000 shares of the Company at an exercise price of $8.60 per share and a termination date of September 18, 2027, so that the amended warrants will have a reduced exercise price of $6.16 per share and a termination date of October 10, 2028 (the “Warrant Amendment”).

The foregoing descriptions of the Securities Purchase Agreement, the Warrants, and the Warrant Amendment are not complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the opinion of Davis Graham & Stubbs LLP relating to the validity of the securities issued in the Registered Offering is filed herewith as Exhibit 5.1.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth above with regard to the Warrant Amendment is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure.

On April 5, 2023, U.S. Gold issued a press release announcing the Registered Offering and the entry into the Securities Purchase Agreement and Warrant Amendment. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant.
4.2	Amendment No. 1 to Warrants.
5.1	Opinion of Davis Graham & Stubbs LLP.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
99.1	Press Release dated April 5, 2023.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the Securities and Exchange Commission pursuant to Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: April 10, 2023	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer

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